Exhibit 99

Cardinal Bankshares Corporation Announces Engagement of Hess, Stewart & Campbell, PLLC as Independent Auditors

Floyd, VA, May 14, 2010 - Cardinal Bankshares Corporation announced today the appointment of Hess, Stewart & Campbell, PLLC to serve as the company’s independent auditing firm, effective May 13, 2010.

Hess, Stewart & Campbell, PLLC replaces the company’s previous independent registered accounting firm, Elliott Davis.

Chairman, CEO & President Leon Moore said, “The relationship with Elliott Davis has been positive and their dedicated service greatly appreciated. However, as we move into the future, the Board has determined that Hess, Stewart & Campbell, PLLC offers our shareholders cost effective quality service and experience working with financial institutions of similar size. We look forward to working with their team.”

There have been no disagreements with Elliott Davis on any matter of accounting principles or practices, financial statement disclosure, auditing scope, procedures or management.

The appointment of Hess, Stewart & Campbell, PLLC as the new auditor has been approved by Cardinal Bankshares Corporation Audit Committee and Board of Directors.